SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934





                Date of Report (Date of earliest event reported)
                                 October 1, 1999





                          VILLAGE FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)




       New Jersey                     33-63987               22-3562091
----------------------------      --------------         ----------------
(State or other jurisdiction      (SEC File No.)          (IRS Employer
     of incorporation)                                    Identification
                                                             Number)




590 Lawrence Square Blvd., Lawrenceville, NJ                08648
--------------------------------------------              ----------
(Address of principal executive offices)                  (Zip Code)




Registrant's telephone number, including area code:(609) 689-1010
                                                   --------------



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)



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                          VILLAGE FINANCIAL CORPORATION

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------

Item 5.  Other Events
---------------------

         On October 1, 1999,the Registrant entered into an Agreement and Plan of Merger(the "Agreement") with TF Financial Corporation, Newtown, Pennsylvania("TF") for the merger of the Registrant with and into TF(the "Merger"). In consideration of the Merger, each outstanding share of common stock of the Registrant will be exchanged for a cash payment approximately equal to $2.00 per share, subject to adjustment as specified in the Agreement.
Consummation of the Merger is subject to several conditions including, among other things, receipt of stockholder approval.

         The parties to the Agreement expect to consummate the Merger on or about November 5, 1999. The Agreement will expire, however, if the Merger has not occurred by December 31, 1999.

         For further details, reference is made to the Agreement, which is attached hereto as Exhibit 99 and incorporated herein by this reference.


Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits
--------------------------------------------------------------

Exhibit 99 --              Agreement and Plan of Merger dated October 1, 1999.
----------

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         VILLAGE FINANCIAL CORPORATION


Date: October 13, 1999                   By: /s/Kenneth J. Stephon
      ------------------------               ---------------------------
                                                  Kenneth J. Stephon
                                                  President and Chief
                                                  Executive Officer